Exhibit 99.1

ImmuCell

ImmuCell Announces Refinancing of its Bank Debt

For Immediate Release

PORTLAND, Maine – March 11, 2020 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced a complete refinancing of its bank debt.

The Company closed on an $8.6 million debt refinancing package with Gorham Savings Bank comprised of three components. The first is a ten-year $5.1 million mortgage note bearing interest at a fixed rate of 3.50% per annum with monthly principal and interest payments due based on a twenty-five-year amortization schedule. The second component is a seven-year $3.5 million note bearing interest at a fixed rate of 3.50% per annum with monthly principal and interest payments due based on a seven-year amortization schedule. The proceeds were used to provide some additional working capital but mostly to refinance $8.3 million in outstanding bank debt and pay off a related interest rate swap termination liability of $165,000. The third component is a $1 million line of credit, which bears interest at a variable rate equal to the one-month LIBOR plus 2.15%.

“This is a great opportunity for us to lower our interest rate exposure and extend our loan repayment terms,” commented Michael F. Brigham, President and CEO. “Given the extreme volatility being experienced in the financial markets right now, I believe we will be well-served with this debt financing over the long term.”

The Company previously had five different loans with interest rates ranging from fixed rates of 4.38% and 6.04% to variable rates of the one-month LIBOR plus 2.25% that had been entered into during different stages of its capital investment programs, including one with a $452,000 balloon principal payment due during the third quarter of 2020.

This indebtedness is secured by mortgages and security interests covering substantially all of the Company’s assets. By bank debt covenant, the Company is required to maintain $1.4 million in an escrow account until certain financial conditions are met based on the Company’s performance during 2020 or after and provided adequate collateral values relative to outstanding loan balances are achieved. In comparison, the covenants included in the repaid debt required the Company to hold $2 million in otherwise unrestricted cash.

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“The Gorham team has been great to work with,” Mr. Brigham concluded. “They are flexible and creative and met our debt financing needs effectively, on a timely basis.”

About Gorham Savings Bank:

Headquartered in Gorham, Maine since its founding in 1868, Gorham Savings Bank is a depositor-owned community bank delivering a full suite of financial services tailored to the needs of Southern Maine’s businesses and consumers. As the only bank headquartered in Cumberland County, GSB serves and supports businesses that value local management, know-how and accountability. The bank offers consumer savings accounts, personal loans, mortgages, HELOCs, CDs, IRAs and financial planning services through its 13 branches and growing network of ATMs, ITMs and mobile services. Gorham Savings Bank is a tireless advocate for the well-being of the communities it serves, donating thousands of volunteer hours to dozens of community-based initiatives annually. Gorham Savings Bank is a member of the FDIC. Learn more at: http://www.gorhamsavingsbank.com.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef livestock, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis without a milk discard requirement that provides an alternative to traditional antibiotics. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. The Company expects to file its Annual Report on Form 10-K on or about March 27, 2020. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:     Michael F. Brigham, President and CEO

ImmuCell Corporation

(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame

Lytham Partners, LLC

(602) 889-9700

iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future cost of our variable interest rate exposure on most of our bank debt; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making and delays by regulatory authorities, currency values and fluctuations and other risks detailed from time to time in filings we make with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

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